Exhibit 99.1

Vistra Reports Second Quarter 2022 Results;

Authorizes Additional $1.25 Billion for Share

Repurchases

IRVING, Texas — Aug. 5, 2022 — Vistra (NYSE: VST) today reported its second quarter 2022 results:

Financial and Operating Highlights

•	Results

•

Continued to experience favorable pricing environment allowing Vistra the opportunity to lock in future value through the continued execution of its comprehensive hedging strategy. Driven by the material increase in forward power prices, which requires Vistra to record the current non-cash, unrealized impact of mark-to-market hedging losses for GAAP purposes, recorded second quarter 2022 Net Loss of $(1,357) million and Net Loss from Ongoing Operations[1] of $(1,312) million. The second quarter 2022 Net Loss includes $(1,987) million of such unrealized losses from mark-to-market valuations of commodity positions, the net impacts of which are not expected to be realized in future quarters assuming the company fulfills its obligations through normal course operations.

•

Delivered second quarter 2022 Ongoing Operations Adjusted EBITDA[1] of $761 million. Full year results tracking above midpoint for 2022 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $2,810 million to $3,310 million and $2,070 million to $2,570 million, respectively.

•

Continued executing on comprehensive hedging program, locking in significant value opportunities in future years. As of June 30, 2022, Vistra has hedged over 60% of its expected generation volumes on average for the three -year period 2023 to 2025, with 2023 hedged at approximately 80%.

•	Vistra’s hedging program supports Ongoing Operations Adjusted EBITDA mid-point opportunities in the range of $3,500 million to $3,700 million in years 2023 to 2025.[2]

•	Achieved best residential customer growth in a quarter for TXU Energy in nearly 15 years, also achieved 95% commercial availability[3] in an unseasonably warm second quarter.

•	Return of Capital

•

Executed approximately $1.6 billion of the originally authorized $2 billion share repurchase program as of Aug. 2, 2022, with such repurchases representing approximately 14.6% of the shares outstanding as of Nov. 2, 2021. We expect to execute the remaining portion of the $2 billion authorization before year-end 2022. Accordingly, the board of directors has authorized an incremental $1.25 billion for share repurchases effective immediately. We now have approximately $1.65 billion of authorization remaining for share repurchases, which we expect to utilize between now and year-end 2023. Taken together, the board has authorized a cumulative $3.25 billion in share repurchases since Vistra announced its capital allocation plan in Nov. 2021.

Vistra – Press Release

Aug. 5, 2022, Page 2

•

Declared third quarter 2022 dividend of $0.184 per share of common stock, representing an approximately 23% increase from the company’s third quarter 2021 dividend; paid a second quarter 2022 dividend of $0.177 per share of common stock on June 30, 2022.

•	Vistra Zero

•

Restored Phases I and II of the 400-megawatt Moss Landing Energy Storage Facility to service at 98% of its maximum capacity on the expected schedule and prior to the hot California summer months. Announced its 50MW Brightside Solar Facility was online in April 2022. Announced in each of May and June 2022 that its 260MW DeCordova Energy Storage Facility and its 108MW Emerald Grove Solar Facility were online, respectively. Actively reviewing its development portfolio for additional opportunities in light of market conditions and the newly introduced Inflation Reduction Act.

“We continue to prioritize the realization of our four previously announced strategic priorities, while fulfilling our everyday mission: to provide reliable, affordable and ever-cleaner power to the communities we serve. We delivered strong results in the second quarter and are focused on executing well this summer in both generation and retail,” said Jim Burke, president and CEO of Vistra. “Our comprehensive hedging strategy continues to lock in significant potential value in the outer years 2023-2025. This plan combined with our operational performance has increased our confidence in the outlook for 2022 and beyond. The authorization of the incremental $1.25 billion for share repurchases is a testament to the confidence that the board and management have in Vistra’s future. We are committed to providing the power that the electric grid and our customers need, growing our Vistra Zero portfolio, all while driving significant shareholder value.”

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)

Reflects potential mid-point opportunity range of Ongoing Operations Adjusted EBITDA for years 2023-2025 based on curves as of April 29, 2022; this range of opportunities is not intended to be guidance.

(3)	Commercial availability defined as measure of the ability of the fossil fleets in the Texas, East, West and Sunset segments to meet demand during the highest margin hours.

Vistra – Press Release

Aug. 5, 2022, Page 3

Summary of Financial Results for the Second Quarter Ended June 30, 2022

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(1,357)	$35	$(1,641)	$(2,004)
Ongoing operations net income (loss)	$(1,312)	$227	$(1,534)	$(1,765)
Ongoing operations Adjusted EBITDA	$761	$854	$1,308	$(354)
Adjusted EBITDA by Segment
Retail	$403	$510	$566	$310
Texas	$181	$144	$351	$(1,208)
East	$164	$160	$312	$380
West	$40	$21	$66	$45
Sunset	$(16)	$25	$33	$127
Corporate and Other	$(11)	$(6)	$(20)	$(8)
Asset Closure	$(24)	$(43)	$(30)	$(76)

For the three months ended June 30, 2022, Vistra reported Net Loss of $(1,357) million, Net Loss from Ongoing Operations1 of $(1,312) million, and Ongoing Operations Adjusted EBITDA1 of $761 million. Vistra’s second quarter 2022 Net Loss of $(1,357) million reflects a change of $(1,392) million as compared second quarter 2021 Net Income of $35 million, driven by the GAAP accounting impacts of approximately $2 billion of mark-to-market non-cash, unrealized hedging losses in second quarter 2022 recorded solely as a result of a material increase in forward power prices. Vistra’s second quarter 2022 Adjusted EBITDA from Ongoing Operations was $93 million lower than second quarter 2021 results2, primarily driven by the positive impacts of self-help initiatives in second quarter 2021 that were one-time benefits.

Vistra reported second quarter 2022 Adjusted EBITDA from Ongoing Operations from the Retail segment of $403 million, approximately $107 million lower than second quarter 2021 results, driven by the impact of the above-referenced self-help initiatives in second quarter 2021 that were one-time benefits, offset by favorable margins, residential customer counts and weather in Texas in second quarter 2022. Second quarter 2022 Adjusted EBITDA from Ongoing Operations from the generation segments3, on an aggregate basis, totaled $358 million, $14 million higher than second quarter 2021 results2 driven primarily by impacts of favorable pricing offset by coal constraints and one-time benefits of self-help initiatives in second quarter 2021.

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail. Total by segment may not tie due to rounding.

(2)

Q2 2021 Ongoing Operations Net Income increased $178 million and Q2 2021 Ongoing Operations Adjusted EBITDA increased by $29 million due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment. Six months ended June 30, 2021 Ongoing Operations Net Income increased $226 million and six months ended June 30, 2021 Ongoing Operations Adjusted EBITDA increased $48 due to the recast of Joppa Power Plant and Zimmer Power Plant to the Asset Closure segment.

(3)	Includes Texas, East, West, Sunset, and Corp./Other.

Vistra – Press Release

Aug. 5, 2022, Page 4

Guidance

($ in millions)	2022
Ongoing Ops. Adj. EBITDA[1]	$2,810 – $3,310
Ongoing Ops. Adj. FCFbG[1]	$2,070 – $2,570

Vistra is reaffirming its 2022 Ongoing Operations Adjusted EBITDA1 and Ongoing Operations Adjusted FCFbG1 guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively.

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Share Repurchase Program

As of Aug. 2, 2022, Vistra has completed approximately $1.6 billion in share repurchases under its existing $2 billion share repurchase program. Vistra has purchased approximately 70.5 million shares since Nov. 2, 2021, representing approximately 14.6% of the shares outstanding at that time. Taking into account the incremental $1.25 billion authorization, approximately $1.65 billion remains available for execution under the program, which we expect to execute by year-end 2023.

Liquidity

As of June 30, 2022, Vistra had total available liquidity of approximately $3,439 million, including cash and cash equivalents of $1,871 million, $368 million of availability under its corporate revolving credit facility, and $1,200 million of availability under its commodity-linked revolving credit facility assuming the borrowing base equals the aggregate commitments of $2.25 billion.

Earnings Webcast

Vistra will host a webcast today, Aug. 5, 2022, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted

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Aug. 5, 2022, Page 5

FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address

Vistra – Press Release

Aug. 5, 2022, Page 6

activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including Winter Storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2021 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Aug. 5, 2022, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues	$1,588	$2,565	$4,713	$5,772
Fuel, purchased power costs and delivery fees	(2,162)	(1,320)	(4,441)	(6,065)
Operating costs	(435)	(429)	(851)	(801)
Depreciation and amortization	(394)	(464)	(824)	(887)
Selling, general and administrative expenses	(280)	(252)	(569)	(502)
Impairment of long-lived assets	—	(38)	—	(38)

Operating income (loss)	(1,683)	62	(1,972)	(2,521)
Other income	71	36	77	92
Other deductions	(9)	(2)	(13)	(7)
Interest expense and related charges	(109)	(135)	(116)	(164)
Impacts of Tax Receivable Agreement	(34)	(41)	(115)	(4)

Loss before income taxes	(1,764)	(80)	(2,139)	(2,604)
Income tax benefit	407	115	498	600

Net income (loss)	$(1,357)	$35	$(1,641)	$(2,004)
Net (income) loss attributable to noncontrolling interest	(8)	1	(9)	(2)

Net income (loss) attributable to Vistra	$(1,365)	$36	$(1,650)	$(2,006)

Vistra – Press Release

Aug. 5, 2022, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2022	2021
Cash flows — operating activities:
Net loss	$(1,641)	$(2,004)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,054	969
Deferred income tax benefit, net	(501)	(626)
Impairment of long-lived assets	—	38
Unrealized net loss from mark-to-market valuations of commodities	2,347	182
Unrealized net gain from mark-to-market valuations of interest rate swaps	(171)	(79)
Asset retirement obligation accretion expense	17	19
Impacts of Tax Receivable Agreement	115	4
Stock-based compensation	34	25
Other, net	66	56
Changes in operating assets and liabilities:
Margin deposits, net	(1,893)	(240)
Uplift securitization proceeds receivable from ERCOT	544	—
Accrued interest	13	8
Accrued taxes	(62)	(75)
Accrued employee incentive	(38)	(107)
Other operating assets and liabilities	(607)	773

Cash used in operating activities	(723)	(1,057)

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(613)	(546)
Proceeds from sales of nuclear decommissioning trust fund securities	334	267
Investments in nuclear decommissioning trust fund securities	(345)	(277)
Proceeds from sales of environmental allowances	266	64
Purchases of environmental allowances	(258)	(173)
Insurance proceeds	1	63
Proceeds from sale of assets	14	8
Other, net	(8)	19

Cash used in investing activities	(609)	(575)

Cash flows — financing activities:
Issuances of long-term debt	1,498	1,250
Borrowings under Commodity-Linked Facility	2,750	—
Repayments under Commodity-Linked Facility	(1,700)	—

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Aug. 5, 2022, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2022	2021
Borrowings under Term Loan A	—	1,250
Repayment under Term Loan A	—	(1,250)
Proceeds from forward capacity agreement	—	500
Repayments/repurchases of debt	(223)	(101)
Net borrowings under accounts receivable financing	725	361
Borrowings under Revolving Credit Facility	1,500	1,300
Repayments under Revolving Credit Facility	(1,250)	(1,300)
Share repurchases	(1,194)	(175)
Dividends paid to common stockholders	(152)	(147)
Dividends paid to preferred stockholders	(76)	—
Debt tender offer and other financing fees	(21)	(13)
Other, net	23	(4)

Cash provided by financing activities	1,880	1,671

Net change in cash, cash equivalents and restricted cash	548	39
Cash, cash equivalents and restricted cash — beginning balance	1,359	444

Cash, cash equivalents and restricted cash — ending balance	$1,907	$483

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Aug. 5, 2022, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$898	$(1,638)	$(662)	$25	$(168)	$233	$(1,312)	$(45)	$(1,357)
Income tax expense	—	—	—	—	—	(407)	(407)	—	(407)
Interest expense and related charges (a)	4	(6)	1	(1)	—	110	108	1	109
Depreciation and amortization (b)	36	164	179	(11)	18	17	403	9	412

EBITDA before Adjustments	938	(1,480)	(482)	13	(150)	(47)	(1,208)	(35)	(1,243)
Unrealized net (gain) loss resulting from hedging transactions	(500)	1,665	645	28	140	—	1,978	9	1,987
Generation plant retirement expenses	—	—	—	—	1	—	1	(1)	—
Impacts of Tax Receivable Agreement	—	—	—	—	—	34	34	—	34
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	3	—	—	—	—	—	3	—	3
Winter Storm Uri impacts (c)	(52)	(10)	—	—	—	—	(62)	—	(62)
Other, net	14	6	1	(1)	(7)	(15)	(2)	3	1

Adjusted EBITDA	$403	$181	$164	$40	$(16)	$(11)	$761	$(24)	$737

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Aug. 5, 2022, Page 11

(a)	Includes $45 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $18 million in Texas segment.
(c)

Includes the application of future bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols.

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Aug. 5, 2022, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$3,326	$(3,610)	$(791)	$(36)	$(619)	$196	$(1,534)	$(107)	$(1,641)
Income tax benefit	—	—	—	—	—	(498)	(498)	—	(498)
Interest expense and related charges (a)	5	(11)	3	(1)	1	118	115	1	116
Depreciation and amortization (b)	72	309	358	31	37	34	841	23	864

EBITDA before Adjustments	3,403	(3,312)	(430)	(6)	(581)	(150)	(1,076)	(83)	(1,159)
Unrealized net (gain) loss resulting from hedging transactions	(2,805)	3,696	738	71	605	—	2,305	42	2,347
Generation plant retirement expenses	—	—	—	—	5	—	5	1	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	115	115	—	115
Non-cash compensation expenses	—	—	—	—	—	34	34	—	34
Transition and merger expenses	9	—	1	—	—	10	20	—	20
Winter Storm Uri impacts (c)	(64)	(52)	—	—	—	—	(116)	—	(116)
Other, net	23	19	3	1	4	(29)	21	10	31

Adjusted EBITDA	$566	$351	$312	$66	$33	$(20)	$1,308	$(30)	$1,278

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Aug. 5, 2022, Page 13

(a)	Includes $171 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $40 million in the Texas segment.
(c)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols. We estimate bill credit amounts to be applied in future periods are for the remainder of 2022 (approximately $82 million), 2023 (approximately $44 million), 2024 (approximately $39 million) and 2025 (approximately $1 million).

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Aug. 5, 2022, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,810	$(1,138)	$(100)	$(13)	$(246)	$(86)	$227	$(192)	$35
Income tax expense	—	—				(115)	(115)	—	(115)
Interest expense and related charges (a)	2	(4)	5	(5)	—	137	135	—	135
Depreciation and amortization (b)	54	179	193	10	26	18	480	4	484

EBITDA before Adjustments	1,866	(963)	98	(8)	(220)	(46)	727	(188)	539
Unrealized net (gain) loss resulting from hedging transactions	(1,318)	1,093	133	27	248	—	183	95	278
Generation plant retirement expenses	—	—	—	—	(1)	1	—	15	15
Fresh start / purchase accounting impacts	2	(1)	(73)	—	(4)	—	(76)	(3)	(79)
Impacts of Tax Receivable Agreement	—	—	—	—	—	41	41	—	41
Non-cash compensation expenses	—	—	—	—	—	12	12	—	12
Transition and merger expenses	3	—	—	—	—	(2)	1	—	1
Impairment of long-lived assets	—	—	—	—	—	—	—	38	38
Winter Storm Uri impacts (c)	(47)	12	—	—	—	—	(35)	—	(35)
Other, net	4	3	2	2	2	(12)	1	—	1

Adjusted EBITDA	$510	$144	$160	$21	$25	$(6)	$854 (d)	$(43)	$811

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Aug. 5, 2022, Page 15

(a)	Includes $9 million of unrealized mark-to-market net gains on interest rate swaps.

(b)	Includes nuclear fuel amortization of $20 million in Texas segment.

(c)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: future bill credits related to Winter Storm Uri, partially offset by the allocation of additional ERCOT default uplift charges, which are expected to be paid over several decades under current protocols, and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

(d)	Q2 2021 Ongoing Operations Adjusted EBITDA increased by $29 million due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment.

Vistra – Press Release

Aug. 5, 2022, Page 16

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated		Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,898	$(3,656)	$(99)	$(44)	$(241)	$377	$(1,765)		$(239)	$(2,004)
Income tax benefit	—	—	—	—	—	(600)	(600)		—	(600)
Interest expense and related charges (a)	4	(7)	7	(8)	—	168	164		—	164
Depreciation and amortization (b)	107	323	389	15	51	34	919		8	927

EBITDA before Adjustments	2,009	(3,340)	297	(37)	(190)	(21)	(1,282)		(231)	(1,513)
Unrealized net (gain) loss resulting from hedging transactions	(2,101)	1,615	153	80	315	—	62		120	182
Generation plant retirement expenses	—	—	—	—	—	—	—		15	15
Fresh start / purchase accounting impacts	3	(2)	(74)	—	(3)	—	(76)		(3)	(79)
Impacts of Tax Receivable Agreement	—	—	—	—	—	4	4		—	4
Non-cash compensation expenses	—	—	—	—	—	29	29		—	29
Transition and merger expenses	3	—	—	—	—	(1)	2		(15)	(13)
Impairment of long-lived assets	—	—	—	—	—	—	—		38	38
Winter Storm Uri impacts (c)	384	514	—	—	1	1	900		—	900
Other, net	12	5	4	2	4	(20)	7		—	7

Adjusted EBITDA	$310	$(1,208)	$380	$45	$127	$(8)	$(354	)(d)	$(76)	$(430)

Vistra – Press Release

Aug. 5, 2022, Page 17

(a)	Includes $79 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $40 million in Texas segment.
(c)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: the allocation of ERCOT default uplift charges which are expected to be paid over several decades under current protocols, accrual of Koch earn-out amounts that were paid in the second quarter of 2022, future bill credits related to Winter Storm Uri and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

(d)

Six months ended June 30, 2021 Ongoing Operations Adjusted EBITDA increased by $48 million due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment.

Vistra – Press Release

Aug. 5, 2022, Page 18

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2022 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$1,027	$1,401	$(140)	$(40)	$887	$1,361
Income tax expense	301	427	—	—	301	427
Interest expense and related charges (a)	467	467	—	—	467	467
Depreciation and amortization (b)	1,640	1,640	—	—	1,640	1,640

EBITDA before Adjustments	$3,435	$3,935	$(140)	$(40)	$3,295	$3,895
Unrealized net (gain)/loss resulting from hedging transactions	(557)	(557)	—	—	(557)	(557)
Fresh start / purchase accounting impacts	19	19	—	—	19	19
Impacts of Tax Receivable Agreement	65	65	—	—	65	65
Non-cash compensation expenses	38	38	—	—	38	38
Transition and merger expenses	2	2	—	—	2	2
Winter storm Uri impacts (c)	(185)	(185)	—	—	(185)	(185)
Other, net	(7)	(7)	—	—	(7)	(7)

Adjusted EBITDA guidance	$2,810	$3,310	$(140)	$(40)	$2,670	$3,270
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	644	644	18	18	662	662
Accrued environmental allowances	330	330	—	—	330	330
Reclamation and remediation	(19)	(19)	(89)	(89)	(108)	(108)
Winter storm Uri impacts (e)	500	500	—	—	500	500
Other changes in other operating assets and liabilities	58	58	(26)	(26)	32	32

Cash provided by operating activities	$3,764	$4,264	$(237)	$(137)	$3,527	$4,127
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(717)	(717)	—	—	(717)	(717)
Solar and storage development expenditures (f)	(1,002)	(1,002)	—	—	(1,002)	(1,002)
Other growth expenditures	(120)	(120)	—	—	(120)	(120)
(Purchase) / sale of environmental credits and allowances	(229)	(229)	—	—	(229)	(229)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,676	$2,176	$(237)	$(137)	$1,439	$2,039
Working capital and margin deposits	(644)	(644)	(18)	(18)	(662)	(662)
Solar and storage development expenditures (f)	1,002	1,002	—	—	1,002	1,002
Other growth expenditures	120	120	—	—	120	120
Accrued environmental allowances	(330)	(330)	—	—	(330)	(330)
(Purchase) / sale of environmental credits and allowances	229	229	—	—	229	229
Transition and merger expenses	11	11	25	25	36	36
Transition capital expenditures	6	6	—	—	6	6

Adjusted free cash flow before growth guidance	$2,070	$2,570	$(230)	$(130)	$1,840	$2,440

[1]	Regulation G Table for 2022 Guidance prepared as of November 5, 2021.

Vistra – Press Release

Aug. 5, 2022, Page 19

(a)	Includes unrealized (gain) / loss on interest rate swaps of ($50) million.
(b)	Includes nuclear fuel amortization of $88 million.
(c)

Adjustment for bill credits applied to large commercial and industrial customers that curtailed during 2021 Winter Storm Uri. We estimate the amounts to be applied in future years are 2023 (approximately $84 million), 2024 (approximately $18 million) and 2025 (approximately $8 million).

(d)	Includes state tax payments.
(e)	Receipt of securitization benefit.
(f)

Amounts previously reflected as TBD, pending the announcement of our renewables financing strategy, when guidance was initiated on November 5, 2021. Following such announcement in December 2021, amounts have been updated consistent with our expectations as of November 5, 2021. However, as of the second quarter of 2022, spend associated with solar and energy storage projects is tracking below the amount shown here, primarily due to a deferral of capital spend from 2022 to 2023 (also resulting in a deferral of project financing originally anticipated for that spend).